EXHIBIT 5.2

8 April March 2010

To:	Board of Directors
TBS International plc
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland

Re:	TBS International plc
Form S-3 Registration Statement dated 8 April 2010

Dear Sirs,

1.	Basis of Opinion

1.1
We are acting as Irish counsel to TBS International plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland (the “Company”), in connection with the Post-Effective Amendment No. 1 to Form S-3 registration statement filed with the United States Securities and Exchange Commission under the Securities Act of 1933 on 8 April 2010 (the “Registration Statement”).  We refer in particular to the Class A ordinary shares with a nominal value of US$0.01 each of the Company and the preference shares of US$0.01 each of the Company (together the “Shares”) that may be issued pursuant to the Registration Statement, and to the senior debt securities, subordinarted debt securities and warrants (“Warrants”) of the Company (collectively, the “Securities”).

1.2
This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares, other than the Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Documents.

1.5
For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 8 April 2010 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares.

2.2
When the Shares are issued and allotted pursuant to duly adopted resolutions of the board of directors of the Company the Shares shall be validly issued, fully paid up and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1	that when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined;

3.2
that any Shares issued under the Registration Statement will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of cash at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue;

3.3	that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.4
that, at the time of issue of the Shares, the authority of the Company and the directors of the Company to issue the Shares, as provided for in the Articles of Association of the Company and the Companies Acts 1963 to 2009 of Ireland (the “Companies Acts”), is in full force and effect;

3.5
that the Company will continue to renew its authority to issue the Shares in accordance with the terms and conditions set out in the Articles of Association of the Company and the Companies Acts and that where such authority has not been renewed, the Company will not issue the Shares after such authority has expired;

3.6
that the issue of the Shares upon the conversion, exchange and exercise of any Warrants issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the Articles of Association, the Companies Acts and the terms of issue of such Securities, including (without limitation) the payment of an exercise price of not less than the nominal value of the Shares to the Company;

3.7
that the issue of the Shares upon the conversion, exchange and exercise of any of the Securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the Articles of Association, the Companies Acts and the terms of issue of such Securities, including (without limitation) the requirement for the approval of the members of the Company (if required) in respect of the issue of such Shares and/or Securities, the requirement that such Shares not be issued, or deemed to be issued, for consideration less than the nominal value of the Shares, the requirement that the issue of the Shares not constitute a reduction of share capital or an unlawful distribution for the purposes of the Companies Acts, the requirement that where the consideration payable for the Shares is in the form of non-cash consideration for the purposes of the Companies Acts, such payment shall not contravene Section 29 of the Companies (Amendment) Act 1983, and the obligations in respect of the issue of reports on non-cash consideration before the allotment of shares pursuant to Sections 30 to 33 (inclusive) of the Companies (Amendment) Act 1983;

3.8	that, at the time of issue of the Shares, the Company will have sufficient authorised but unissued share capital to issue the required number of Shares;

3.9
that any issue of Shares will be in compliance with the Companies Acts, the Irish Takeover Panel Act, 1997, Takeover Rules 2007 and 2008, and all other applicable Irish company, takeover, prospectus, securities, market abuse, insider dealing laws and other rules and regulations;

3.10
that as at the time of the issuance of the Shares, such issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

Authenticity and bona fides

3.11
the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.12
where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.13
that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.14
that the copies provided to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.15
that each of the Documents is up-to-date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Documents has been amended, varied, revoked or superseded in any respect;

Accuracy of searches and warranties

3.16
the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered.  It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.17	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

Solvency and Insolvency

3.18
that (i) the Company is as at the date of this Opinion able to pay its debts as they fall due within the meaning of section 214 of the Companies Act 1963 of Ireland and section 2 of the Companies Act 1990 of Ireland; (ii) no receiver, liquidator or examiner or other similar officer has been appointed in relation to the Company or any “related company” (within the meaning of the Companies Act 1990, “Related Company”) or any of its or their assets or undertakings; (iii) no petition for the making or a winding-up order or the appointment of an examiner or any similar officer has been presented in relation to the Company or any Related Company; and (iv) no insolvency proceedings have been opened or been requested to be opened in relation to the Company or any Related Company in Ireland or elsewhere;

3.19
that as at the time of the issuance of the Shares, no proceedings shall have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement;

Commercial Benefit

3.20
that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Securities with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act.

5.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,

/s/  ARTHUR COX
ARTHUR COX

SCHEDULE

Documents

1.	A copy of the form of the Registration Statement on Form S-3 to be filed by the Company with the SEC.

2.
A copy of the shareholders resolution of the Company adopting the Memorandum and Articles of Association of the Company and authorising the issue of shares by the directors of the Company dated 8 December 2009.

3.	A copy of the resolution of the board of directors of the Company dated 27 October 2009.

4.	A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 8 December 2009.

5.	A copy of the Certificate of Incorporation of the Company dated and executed 20 October 2009.